Exhibit 99.1

Calumet Provides Preliminary Year End 2021 Update

•	Year-end liquidity of approximately $333 million

•	Downtime in Montana and continued additive shortage in Performance Brands during the fourth quarter

•	Exceptional engineered fuel demand, record order backlog and supply chain issues easing in Performance Brands

INDIANAPOLIS - (PR NEWSWIRE) — January 11, 2022 — Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT, “Calumet”, “we” or “our”) provided a preliminary fourth quarter update today. Calumet ended the year with approximately $333 million of liquidity, including approximately $37 million of cash and cash equivalents and an undrawn revolving credit facility.

Unplanned events in the fourth quarter are expected to reduce quarterly financial results by an estimated $20 to $30 million. Primary drivers were downtime at our Montana facility in November 2021 and continued impacts from the additive shortage in our Performance Brands segment.

“2021 was a year of exceptional value creation for Calumet despite some challenges,” said CEO Steve Mawer. “We laid out our strategic path early in 2021 and quickly progressed what we believe is one of the most competitive renewable diesel conversion projects in North America from concept through permitting, partnering and have commenced construction. Our strategic progress allowed us to complete the repurchase of our 2022 bonds and finish the year with liquidity of approximately $333 million. Although an outage at Montana and ongoing supply chain challenges have reduced our fourth quarter outlook, we have started to see improvement in many elements of the global supply chain that hindered our Performance Brands segment throughout 2021. We continue to be optimistic with the strong demand for our highly-differentiated, high performance products and are working hard to fulfill our record order backlog of over $30 million which is roughly three times the normal level.”

Cautionary Statement Regarding Forward-Looking Statements

This press release contains preliminary financial information, which is not a comprehensive statement of our financial or operational results for the period discussed herein, and our actual results are subject to completion of our financial closing procedures, final adjustments, and other developments that may arise. Management’s estimates are preliminary and based on information available as of the date of this release. These preliminary results have not been audited or reviewed by our independent registered public accounting firm and may change and those changes may be material.

Certain statements and information in this press release, may constitute “forward-looking statements.” The words “may,” “preliminary,” “expect,” “estimate,” “plan,” “intend,” “should,” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. The statements discussed in this press release that are not purely historical data are forward-looking statements, including, but not limited to, statements regarding results of the fourth quarter 2021, the past and future impact of events occurring during such quarter, the benefits of our liquidity, the impact of the completion of preparation and audit of our results for fiscal year 2021, and future performance and outlook of Calumet and its segments. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause our actual results to differ materially from our historical experience and our present expectations or projections. For information regarding factors that could cause our actual results to differ from our projected results, please see our filings with the Securities and Exchange Commission (“SEC”), including the risk factors and other cautionary statements in our latest Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other filings with the SEC.

We caution that these statements are not guarantees of future performance and you should not rely unduly on them, as they involve risks, uncertainties, and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions that may prove to be inaccurate. While our management considers these assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, our actual results may differ materially from the performance that we have expressed or forecast in our forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

About Calumet Specialty Products Partners, L.P.

Calumet manufactures, formulates, and markets a diversified slate of specialty branded products to customers in various consumer-facing and industrial markets. Calumet is headquartered in Indianapolis, IN and operates twelve facilities throughout North America. More information can be found at www.calumetspecialty.com.

Contacts:

Brad McMurray, Director Investor Relations: 317-957-5378

Media Oakes, Director Corporate Communications: 317-957-5319